EXHIBIT 11
        American Home Products Corporation and
                     Subsidiaries
           Computation of Earnings Per Share
        (In thousands except per share amounts)
                                                         Quarter Ended
                                                           March 31,
                                                             1997


1. Net Income .......................................       $576,677

2. Reported earnings per share:

   a.  Average number of common shares outstanding
       during the year ..............................        642,306


   b.  Reported earnings per share (1/2a) ...........          $0.90


3. Primary earnings per share:

   a.  Average number of common shares outstanding
       during the quarter ...........................        642,306

   b.  Common shares deemed outstanding from the
       assumed exercise of stock options reduced by
       the number of common shares purchased with
       the proceeds (determined using the average
       market price during the quarter)...............        12,191

   c. Deferred contingent common stock awards ........           494

   d. Shares for primary earnings per share
      calculation (3a+3b+3c) .........................       654,991

   e. Primary earnings per share (1/3d) ..............         $0.88


4. Fully diluted earnings per share:

   a. Average number of common shares outstanding
      during the quarter .............................       642,306

   b. Common shares deemed outstanding from the
      assumed exercise of stock options reduced by the
      number of common shares purchased with the
      proceeds (determined using the higher of the
      average market price during the quarter or the
      market price at end of the quarter) .............       12,191

   c. Deferred contingent common stock awards .........          494

   d. Shares for fully diluted earnings per share
      calculation (4a+4b+4c) ..........................      654,991


   e. Fully diluted earnings per share (1/4d) .........        $0.88